Exhibit 99.1

                 Community Bancorp Reports Net Income
of $12.6 Million or $2.17 Per Share for 2005 and $3.8 Million or $0.62
                   Per Share for the Fourth Quarter

    ESCONDIDO, Calif.--(BUSINESS WIRE)--Jan. 26, 2006--Community Bancorp Inc. (the "Company") (NASDAQ: CMBC) a Southern California based community bank holding company with $908.6 million in total assets, today announced financial results for the quarter and year ended December 31, 2005.

    2005 Financial Highlights:

    -- Net income totaled $12.6 million in 2005, up 50.6% from $8.4 million for the prior year

    -- Diluted earnings per share increased 26.9% to $2.17, compared to $1.71 in 2004

    --  Net interest income increased 52.2% for the year

    -- Net interest margin increased to 5.80% for 2005, compared to 5.40% for 2004

    -- Return on average tangible equity for 2005 exceeded 20% for the third year in a row

    --  Return on average assets for 2005 was 1.61% compared to 1.55%
        for 2004

    -- The Company's efficiency ratio improved to 56.9% for 2005 from 60.1% in 2004

    -- Total loans increased $197.6 million or 36.6% to $737.1 million at year-end from $539.5 million one year ago

    -- Total deposits increased $160.7 million or 29.2% to $710.5 million at year-end from $549.8 million one year ago

    -- Total non-interest bearing deposits increased $54.2 million or 48.9% to $165.0 million at year end, compared to $110.8 million a year ago

    -- Net charge offs for the year were only 0.04% of average loans outstanding

    -- The Company increased its quarterly cash dividend to $0.10 per share or $0.40 per share for the year

    Fourth Quarter 2005 Financial Highlights:

    -- Net income totaled $3.8 million, up 13.5% from the third quarter 2005 and 54.4% from the fourth quarter 2004

    -- Diluted earnings per share increased 37.8% to $0.62, compared to $0.45 in the fourth quarter 2004

    -- Net interest income increased 42.3%, compared to the fourth quarter 2004

    -- Net interest margin increased to 6.01%, compared to 5.81% for the third quarter 2005 and 5.66% for the fourth quarter 2004

    The comparability of financial information is affected by our two acquisitions. Operating results include the operations of acquired entities from the dates of acquisition. We acquired Cuyamaca Bank on October 1, 2004 and Rancho Bernardo Community Bank on August 19, 2005.


FOURTH QUARTER RESULTS
(unaudited) (dollars in
 thousands, except per     Fourth  Fourth             Third
 share data)               Quarter Quarter           Quarter
                             2005    2004  % Change    2005  % Change
                           ------- ------- --------- ------- ---------

Diluted EPS                 $0.62   $0.45     37.78%  $0.58      6.90%
Net Income                 $3,842  $2,489     54.36% $3,384     13.53%
Return on Average Assets
 (ROA)                       1.73%   1.52%    14.12%   1.63%     6.42%
Return on Average Tangible
 Equity (ROTE)              19.91%  21.30%    -6.52%  22.12%    -9.99%
Net Interest Margin          6.01%   5.66%     6.18%   5.81%     3.44%
Efficiency Ratio            55.69%  62.25%   -10.53%  54.97%     1.32%


    Michael J. Perdue, President and CEO, said, "2005 was another outstanding year for our Company. We became a much larger institution due to the tremendous efforts of our team resulting in strong internal loan and deposit growth as well as the closing of two acquisitions in the last fifteen months. We also focused on controlling our interest expenses and improving our deposit mix which helped boost our net interest margin from 5.66% in the fourth quarter of 2004 to 6.01% in the most recent quarter in 2005.
    "We experienced continued robust internal growth during 2005, which, combined with the acquisition of Rancho Bernardo Community Bank, produced a 42% increase in total assets to $908.6 million as of December 31, 2005 compared to $641.6 million as of December 31, 2004. If we exclude the effect of the acquisition, assets grew internally 27% since December 31, 2004," continued Perdue. "Excluding the acquisitions, gross loans increased 26% and retail deposits increased 12% over 2004.
    "Including the acquisitions, total loans increased 37% to $737.1 million as of December 31, 2005 compared to $539.5 million as of December 31, 2004. Total deposits also increased substantially, rising 29% to $710.5 million as of December 31, 2005 compared to $549.8 million in 2004," continued Perdue.
    "The continued improvement in our deposit mix also contributed to our improved performance. Non-interest bearing deposits increased significantly, rising 49% to $165.0 million as of year end compared to $110.8 million in 2004. As a result of this strengthened deposit portfolio and the increase in market rates our net interest income increased 52% for the year 2005 over 2004.
    "Loan production was very strong, increasing 18% to $494.9 million for the year ended December 31, 2005 compared to $420.6 million for 2004. Of these totals, commercial and other loan originations were 67% of the total production, or $333.2 million, while SBA loan originations were 33% of the total production, or $161.7 million," Perdue concluded.

    INTEREST INCOME AND EXPENSE

    Net interest income before loan loss provision increased 52.2% for the year ended December 31, 2005 over 2004. Total interest income was $53.9 million, a 65.0% increase over the $32.6 million for 2004. The increase was primarily the result of the 42.0% increase in average interest earning assets and increases in the yield on those assets. Total interest expense for the year ended December 31, 2005 was $12.8 million, a 126.3% increase over the $5.7 million for 2004. Interest expense increased due to the 39.3% increase in average interest bearing liabilities combined with an increase in the cost of those liabilities. For the year 2005, average transaction accounts increased 52.2% to $344.0 million compared to $226.1 million for 2004.
    Net interest income before loan loss provision increased 42.3% to $12.1 million for the fourth quarter 2005 from $8.5 million in the fourth quarter of 2004. The net interest margin increased to 6.01% in the fourth quarter compared to 5.81% in the third quarter 2005 and 5.66% in the fourth quarter 2004.

    OTHER OPERATING INCOME

    Excluding the gain (loss) on REO, other operating income remained relatively flat at $9.9 million for the year ended December 31, 2005 compared to $9.8 million during 2004. SBA 504 loan sales totaled $26.9 million and SBA 7a loan sales totaled $59.7 million for the year 2005 compared to $33.2 million in SBA 504 loans and $48.6 million in SBA 7a for the same period in 2004.
    Excluding the loss on REO in the fourth quarter 2004, other operating income decreased 17.4% to $2.3 million for the fourth quarter 2005 compared to $2.7 million during the fourth quarter 2004. Other operating income for the fourth quarter and year were negatively impacted by a market value adjustment of $775,000 of the servicing asset, partially offset by a $435,000 increase in the value of the IO Strip.

    OTHER OPERATING EXPENSES

    Other operating expenses increased 31.2% to $29.0 million for the year ended December 31, 2005 compared to $22.1 million for the year ended December 31, 2004. The increase in non-interest expense was due to significant growth and expansion, including the acquisitions of Cuyamaca Bank and Rancho Bernardo Community Bank, with five combined banking offices, and the addition of a new banking office in Murrieta, CA. As of December 31, 2005, the Company had 246 full time equivalent employees, compared to 189 as of December 31, 2004.
    Other operating expenses increased 14.3% to $8.0 million for the fourth quarter 2005 compared to $7.0 million for the same period in 2004 due to the growth in staff and related expenses.

    RESERVES AND ASSET QUALITY

    As of December 31, 2005, the reserve for loan losses increased to $9.8 million compared to $7.5 million as of December 31, 2004. The reserve for loan losses as a percentage of total gross loans was 1.32% as of December 31, 2005 compared to 1.38% as of December 31, 2004. The reserve for loan losses as a percentage of total gross loans net of government guarantees was 1.38% as of December 31, 2005 compared to 1.48% as of December 31, 2004. The Company recorded a provision for loan losses of $1.2 million for both the years ended December 31, 2005 and 2004. The Company had net loan charge offs of $235,000, or 0.04%, for the year ended December 31, 2005 compared to net loan charge offs of $34,000, or 0.01%, for 2004.
    Net of government guarantees, non-performing loans were $2.7 million as of December 31, 2005 compared to $2.1 million as of December 31, 2004. Net of government guarantees, non-performing loans as a percent of gross loans were 0.36% as of December 31, 2005 compared to 0.39% as of December 30, 2004.

    CAPITAL RATIOS

    The Company's and Bank's capital ratios continue to be above the well-capitalized guidelines established by bank regulatory agencies. The Company's tangible equity to tangible assets declined to 5.85% as of December 31, 2005 compared to 7.33% as of December 31, 2004 due to the acquisition of Rancho Bernardo Community Bank combined with the significant growth in assets. In order to facilitate the acquisition of Rancho Bernardo Community Bank, the Company issued $20.0 million in trust preferred securities, of which $4.4 million was contributed to the Bank subsidiary as additional capital.

    RANCHO BERNARDO COMMUNITY BANK ACQUISITION

    Community Bancorp acquired Rancho Bernardo Community Bank (OTCBB:RBCB) by merging it into Community National Bank, as of the close of business on August 19, 2005. As a result, Community began consolidating the results of the combined entity beginning on August 20, 2005. As of the date of acquisition, Rancho Bernardo had total assets of $125.8 million, total gross loans of $80.6 million and total deposits of $114.2 million.

    GENERAL INFORMATION

    Community Bancorp is a bank holding company with $908.6 million in assets as of December 31, 2005, with a wholly owned banking subsidiary, Community National Bank, headquartered in Escondido, California. The bank's primary focus is community banking, providing commercial banking services including commercial, real estate and SBA loans to small and medium sized businesses. The bank serves San Diego County and southwest Riverside County with eleven community banking offices in Bonsall, El Cajon, Encinitas, Escondido, Fallbrook, La Mesa, Murrieta, Rancho Bernardo, Santee, Temecula and Vista, a commercial loan production office in Corona, CA, and has additional SBA loan production offices that originate loans in California, Arizona, Nevada and Oregon.

    FORWARD LOOKING STATEMENTS

    Statements concerning future performance, developments or events, expectations for growth and income forecasts, and any other guidance on future periods, constitute forward-looking statements that are subject to a number of risks and uncertainties. Actual results may differ materially from stated expectations. Specific factors include, but are not limited to, loan production, balance sheet management, expanded net interest margin, the ability to control costs and expenses, interest rate changes and financial policies of the United States government (including the Small Business Administration), and general economic conditions. Additional information on these and other factors that could affect financial results are included in its Securities and Exchange Commission filings. The Company disclaims any obligation to update any such factors or to publicly announce the results of any revisions to any forward-looking statements contained herein to reflect future events or developments.


CONSOLIDATED BALANCE SHEETS             Percentage
---------------------------               change
(unaudited) (dollars in thousands)         from    December  December
                                          Dec 31,     31,       31,
                                           2004      2005      2004
                                        ---------- --------- ---------
ASSETS:
Cash and cash equivalents                           $37,752   $24,407
Investments and interest bearing
 deposits in financial institutions                  61,709    35,973

Loans held for investment                      33%  582,745   437,932
  Less allowance for loan losses                     (9,773)   (7,508)
                                                   --------- ---------
    Net loans held for investment                   572,972   430,424
Loans held for sale                            52%  154,327   101,588
Premises and equipment, net                           6,971     6,737
Other real estate owned and repossessed
 assets                                                  68         -
Accrued interest and other assets                    16,123    13,402
Income tax receivable and deferred tax
 asset, net                                           6,377     5,928
Servicing assets, net                                 3,833     4,011
Interest-only strips, at fair value                   2,623     1,749
Goodwill                                             45,822    17,387
                                                   --------- ---------

    Total assets                               42% $908,577  $641,606
                                                   ========= =========

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits
  Interest bearing                             24% $545,517  $438,995
  Non-interest bearing                         49%  164,956   110,771
                                                   --------- ---------
    Total deposits                             29%  710,473   549,766

Short term borrowing                                 52,290     1,000
Long term debt                                       37,203    17,640
Accrued expenses and other liabilities               12,327    10,082
                                                   --------- ---------
    Total liabilities                          40%  812,293   578,488
                                                   --------- ---------

Stockholders' equity
Common stock, $0.625 par value;
 authorized 10,000,000 shares, issued
 and outstanding; 5,939,397 (including
 11,670 of restricted stock awarded
 under the equity based compensation
 plan) at December 31, 2005, 5,162,725
 at December 31, 2004                                 3,705     3,227
Additional paid-in capital                           61,696    38,994
Deferred compensation - restricted stock                (85)        -
Accumulated other comprehensive gain (loss), net
 of income taxes                                       (361)      (73)
Retained earnings                                    31,329    20,970
                                                   --------- ---------

    Total stockholders' equity                 53%   96,284    63,118
                                                   --------- ---------

    Total liabilities and stockholders'
     equity                                    42% $908,577  $641,606
                                                   ========= =========

CONSOLIDATED STATEMENT OF OPERATIONS
------------------------------------
(unaudited) (dollars in thousands, except per share data)

               Qtly     Quarter Ended      Annual     Year Ended
INTEREST        %        December 31,        %        December 31,
 INCOME       Change    2005     2004      Change   2005       2004
              ------- -------- ----------  ------- -------- ----------
  Interest on
   loans              $15,551     $9,798           $51,591    $31,383
  Interest on
   fed funds
   sold                    55        116               263        240
  Interest-
   earning
   deposits
   with
   banks                    7         11                27         14
  Interest on
   other
   investments            617        268             1,975        994
                    ---------- ----------        ---------- ----------
Total Interest
 Income         59%    16,230     10,193      65%   53,856     32,631

INTEREST
 EXPENSE
  Deposits              3,185      1,420            10,196      4,586
  Other
   borrowed
   money                  966        284             2,619      1,078
                    ---------- ----------        ---------- ----------
Total Interest
 Expense       144%     4,151      1,704     126%   12,815      5,664

Net interest
 income         42%    12,079      8,489      52%   41,041     26,967
Provision for
 loan losses               70        338             1,231      1,176
                    ---------- ----------        ---------- ----------
Net Interest
 Income After
 Loan Loss
 Provision      47%    12,009      8,151      54%   39,810     25,791

OTHER OPERATING
 INCOME
  Net gain on
   sale of
   loans                1,728      1,745             6,968      6,683
  Loan
   servicing
   fees, net             (543)       215               157        829
  Customer
   service
   charges                294        262             1,087        831
  Gain (Loss)
   on OREO and
   other
   repossessed
   assets                   -         17               157       (143)
  Other fee
   income                 773        504             1,654      1,460
                    ---------- ----------        ---------- ----------
Total Other
 Operating
 Income        -18%     2,252      2,743       4%   10,023      9,660

OTHER
 OPERATING
 EXPENSES
  Salaries and
   employee
   benefits             4,426      3,287            16,407     11,421
  Occupancy               640        785             2,335      1,818
  Depreciation            342        255             1,299        821
  Other                 2,572      2,655             8,937      8,029
                    ---------- ----------        ---------- ----------
Total Other
 Operating
 Expenses       14%     7,980      6,982      31%   28,978     22,089
                    ---------- ----------        ---------- ----------

  Income before
   income taxes         6,281      3,912            20,855     13,362
  Income tax            2,439      1,423             8,259      4,996
                    ---------- ----------        ---------- ----------
NET INCOME      54%    $3,842     $2,489      51%  $12,596     $8,366
                    ========== ==========        ========== ==========

Per Share Data
  Basic
   earnings
   per share    33%     $0.65      $0.49      25%    $2.29      $1.83
                    ========== ==========        ========== ==========
  Diluted
   earnings
   per share    38%     $0.62      $0.45      27%    $2.17      $1.71
                    ========== ==========        ========== ==========
Average shares
 for basic
 earnings per
 share              5,926,546  5,122,215         5,501,774  4,570,734
Average shares
 for diluted
 earnings
 per share          6,245,621  5,482,949         5,814,462  4,885,069


SUPPLEMENTAL DATA
-----------------
(unaudited)(dollars in thousands,      Quarter ended    Year ended
 except per share data)                 December 31,    December 31,
                                      ---------------- ---------------
                                         2005    2004    2005    2004
                                      -------- ------- ------- -------
Annualized return on average assets      1.73%   1.52%   1.61%   1.55%
Annualized return on average equity     16.13%  17.18%  16.37%  18.84%
Annualized return on average tangible
 equity                                 19.91%  21.30%  25.63%  20.11%
Efficiency ratio                        55.69%  62.25%  56.92%  60.08%
Annualized net interest margin           6.01%   5.66%   5.80%   5.40%
Book value per share                   $16.21  $12.23
Tangible book value per share           $8.50   $8.86
Dividends per share                     $0.10   $0.05   $0.40   $0.20

NON-PERFORMING ASSETS                 At December 31,
---------------------                 ----------------
(unaudited)(dollars in thousands)        2005    2004
                                      -------- -------
Non-accrual loans                      $3,647  $4,027
Loans past due 90 days or more              -       -
Restructured loans                          -       -
                                      -------- -------
Total non-performing loans              3,647   4,027
OREO & other repossessed assets            68       -
                                      -------- -------
Total non-performing assets            $3,715  $4,027
                                      ======== =======
Total non-performing loans/gross loans   0.49%   0.74%
Total non-performing assets/total
 assets                                  0.41%   0.63%
Total non-performing loans net of
 guarantees/gross loans                  0.36%   0.39%
Total non-performing assets net of
 guarantees/total assets                 0.30%   0.33%


                                       Quarter ended    Year ended
ALLOWANCE FOR LOAN LOSSES               December 31,    December 31,
-------------------------             ---------------- ---------------
(unaudited)(dollars in thousands)        2005    2004    2005    2004
                                      -------- ------- ------- -------
Balance at beginning of period        $10,124  $6,029  $7,508  $5,210
Reserve acquired in merger                      1,156   1,269   1,156
Provision for loan losses                  70     338   1,231   1,176
Recovery of (provision for)
 reserve for losses on
 commitments to extend credit               -       -       -       -
Net recoveries (chargeoffs)              (421)    (15)   (235)    (34)
                                      -------- ------- ------- -------
Balance at end of period               $9,773  $7,508  $9,773  $7,508
                                      ======== ======= ======= =======
Loan loss allowance/gross loans          1.32%   1.38%
Loan loss allowance/gross loans net of
 guarantees                              1.38%   1.48%
Loan loss allowance/loans held for
 investment                              1.68%   1.71%
Loan loss allowance/non-performing
 loans                                 267.97% 186.44%
Loan loss allowance/non-performing
 assets                                263.07% 186.44%
Loan loss allowance/non-performing
 loans, net of guarantees              368.24% 351.99%
Loan loss allowance/non-performing
 assets, net of guarantees             359.04% 351.99%
Net Charge offs (recoveries) to
 average loans (annualized)              0.23%   0.01%   0.04%   0.01%

CAPITAL RATIOS                        At December 31,
--------------                        ----------------
(unaudited)                              2005    2004
                                      -------- -------
Holding Company Ratios
  Total capital (to risk-weighted
   assets)                              11.75%  11.47%
  Tier 1 capital (to risk-weighted
   assets)                              10.20%  10.22%
  Tier 1 capital (to average assets)     9.86%   9.48%
  Tangible equity to tangible assets     5.85%   7.33%

Bank only Ratios
  Total capital (to risk-weighted
   assets)                              11.47%  11.19%
  Tier 1 capital (to risk-weighted
   assets)                              10.22%   9.94%
  Tier 1 capital (to average assets)     9.88%   9.30%


(unaudited) (dollars in thousands)
For the three months ended December 31,

                             2005                       2004
                 -------------------------- --------------------------
                 Average   Interest Average Average   Interest Average
                  Balance   Earned/  Rate/   Balance   Earned/  Rate/
                             Paid    Yield              Paid    Yield
                 --------- -------- ------- --------- -------- -------
Average assets:
  Securities and
   time deposits
   at other banks $57,324     $624   4.32%   $28,845     $278    3.83%
  Fed funds sold    5,730       55   3.81%    22,360      117    2.08%
  Loans:
    Commercial     52,549    1,006   7.60%    33,811      678    7.98%
    Real Estate   629,953   13,598   8.56%   468,717    8,241    7.00%
    Aircraft       30,170      506   6.65%    28,916      501    6.91%
    Consumer       21,144      441   8.27%    12,774      376   11.72%
                 --------- --------         --------- --------
      Total loans 733,816   15,551   8.41%   544,218    9,796    7.15%
                 --------- --------         --------- --------
  Total earning
   assets         796,870   16,230   8.08%   595,423   10,191    6.80%
  Non earning
   assets          89,105                     57,477
                 ---------                  ---------
  Total average
   assets        $885,975                   $652,900
                 =========                  =========

Average
 liabilities and
 stockholders'
 equity:
  Interest
   bearing
   deposits:
    Savings and
     interest
     bearing
     accounts    $239,402     $726   1.20%  $181,747     $243    0.53%
    Time deposits 306,706    2,459   3.18%   270,839    1,177    1.73%
                 --------- --------         --------- --------
      Total
       interest
       bearing
       deposits   546,108    3,185   2.31%   452,586    1,420    1.25%
  Short term
   borrowing       29,434      314   4.23%     2,002        9    1.79%
  Long term debt   38,191      652   6.77%    17,633      275    6.20%
                 --------- --------         --------- --------
  Total interest
   bearing
   liabilities    613,733    4,151   2.68%   472,221    1,704    1.44%
  Demand deposits 164,587                    114,310
  Accrued
   expenses and
   other
   liabilities     12,373                      8,402
  Net
   stockholders'
   equity          95,282                     57,967
                 ---------                  ---------
  Total average
   liabilities
   stockholders'
   equity        $885,975  $12,079          $652,900   $8,487
                 ========= ========         ========= ========
  Net interest
   spread                            5.40%                       5.36%
                                    ======                     =======
  Net interest
   margin                            6.01%                       5.66%
                                    ======                     =======


For the year ended December 31,

                            2005                       2004
                 -------------------------- --------------------------
Average assets:
  Securities and
   time deposits
   at other banks $48,851   $2,002   4.10%   $25,687   $1,008    3.92%
  Fed funds sold    8,673      263   3.03%    16,713      240    1.44%
  Loans:
    Commercial     47,130    3,380   7.17%    24,557    1,549    6.31%
    Real Estate   554,412   44,644   8.05%   396,386   27,194    6.86%
    Aircraft       30,328    2,043   6.74%    29,649    2,071    6.99%
    Consumer       18,674    1,524   8.16%     5,755      569    9.90%
                 --------- --------         --------- --------
      Total loans 650,544   51,591   7.93%   456,347   31,383    6.88%
                 --------- --------         --------- --------
  Total earning
   assets         708,068   53,856   7.61%   498,747   32,631    6.54%
  Non earning
   assets          74,844                     40,582
                 ---------                  ---------
  Total average
   assets        $782,912                   $539,329
                 =========                  =========

Average
 liabilities and
 stockholders'
 equity:
  Interest
   bearing
   deposits:
    Savings and
     interest
     bearing
     accounts    $206,050   $1,782   0.86%  $138,514     $681    0.49%
    Time deposits 299,626    8,414   2.81%   236,810    3,905    1.65%
                 --------- --------         --------- --------
      Total
       interest
       bearing
       deposits   505,676   10,196   2.02%   375,324    4,586    1.22%
  Short term
   borrowing       26,326      891   3.38%     9,400      116    1.23%
  Long term debt   25,474    1,728   6.78%    15,420      962    6.24%
                 --------- --------         --------- --------
  Total interest
   bearing
   liabilities    557,476   12,815   2.30%   400,144    5,664    1.42%
  Demand deposits 137,951                     87,548
  Accrued
   expenses and
   other
   liabilities     10,531                      7,226
  Net
   stockholders'
   equity          76,954                     44,411
                 ---------                  ---------
  Total average
   liabilities
   stockholders'
   equity        $782,912  $41,041          $539,329  $26,967
                 ========= ========         ========= ========
  Net interest
   spread                            5.31%                       5.12%
                                    ======                     =======
  Net interest
   margin                            5.80%                       5.40%
                                    ======                     =======




    CONTACT: Community Bancorp Inc.
             Michael J. Perdue, 760-432-1100
             www.comnb.com